EXHIBIT INDEX

(q)(1) Directors'/Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Nov. 11, 2004.

(q)(4) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Nov. 11, 2004.